UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 23, 2015

MGIC Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 E. Kilbourn Avenue, Milwaukee, Wisconsin		53202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-347-6480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Shareholders was held April 23, 2015. At that meeting, shareholders took the following actions with respect to the proposals described in our 2015 Proxy Statement:

1. The following directors were elected:

	For	Withheld	Broker Non-Votes
Daniel A. Arrigoni	251,938,848	529,385	43,605,732
Cassandra C. Carr	251,882,795	585,438	43,605,732
C. Edward Chaplin	251,933,074	535,159	43,605,732
Curt S. Culver	251,721,071	747,162	43,605,732
Timothy A. Holt	251,935,108	533,125	43,605,732
Kenneth M. Jastrow, II	251,389,601	1,078,632	43,605,732
Michael E. Lehman	251,779,758	688,475	43,605,732
Donald T. Nicolaisen	251,669,379	798,854	43,605,732
Gary A. Poliner	251,927,956	540,277	43,605,732
Patrick Sinks	251,893,873	574,360	43,605,732
Mark M. Zandi	251,858,588	609,645	43,605,732

2.	The compensation of our named executive officers for 2014 was approved, on an advisory basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
249,980,028	2,216,089	272,116	43,605,732

3.	The MGIC Investment Corporation 2015 Omnibus Incentive Plan was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
249,755,979	2,444,724	267,530	43,605,732

4.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
294,648,140	1,289,806	136,019	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: April 23, 2015	By:/s/ Jeffrey H. Lane

Jeffrey H. Lane
Executive Vice President, General Counsel and Secretary